                             PROSPECTUS SUPPLEMENT

                         (To Prospectus dated   , 2001)
    Filed pursuant to Rule 424(b)(3) of the Rules and Regulations under the
                             Securities Act of 1933
                      Registration Statement No. 333-66082

                                DUANE READE INC.
                                  COMMON STOCK

                             ---------------------

                               RECENT DEVELOPMENTS

     On September 24, 2001 and October 3, 2001, we issued common stock registered under our registration statement on Form S-4 (File No. 333-66082) to 1-15 Hartsdale Avenue Corp. as part of the consideration paid for drugstore assets we acquired from them pursuant to an Asset Purchase Agreement, dated as of March 29, 2001, among Duane Reade Inc. and 1-15 Hartsdale Avenue Corp.

     On October 1, 2001, we issued common stock registered under our registration statement on Form S-4 (File No. 333-66082) to Powermart LLC as part of the consideration paid for drugstore assets we acquired from them pursuant to an Asset Purchase Agreement, dated as of August 31, 2001, among Duane Reade Inc. and Powermart LLC.

     On October 3, 2001 and October 30, 2001, we issued common stock registered under our registration statement on Form S-4 (File No. 333-66082) to Rossville Drugs, Inc. as the total consideration paid for drugstore assets we acquired from them pursuant to an Asset Purchase Agreement, dated as of September 28, 2001, among Duane Reade Inc. and Rossville Drugs, Inc.

     On October 5, 2001 and October 30, 2001, we issued common stock registered under our registration statement on Form S-4 (File No. 333-66082) to LBOMAR Corp. as part of the consideration paid for drugstore assets we acquired from them pursuant to an Asset Purchase Agreement, dated as of September 6, 2001, among Duane Reade Inc. and LBOMAR Corp.

                            ------------------------

                               November 9, 2001